UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to the Rights Agreement

In connection with the execution of the Agreement and Plan of Merger, dated as of June 15, 2014 (as it may be amended or modified, the “Merger Agreement”), among Level 3 Communications, Inc. (the “Company”), Saturn Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), Saturn Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), and tw telecom, a Delaware corporation (“tw telecom”), the Company and Wells Fargo Bank, N.A., as rights agent, entered into an amendment (the “Rights Plan Amendment”) to that certain Rights Agreement, dated as of April 10, 2011, between the Company and Wells Fargo Bank, N.A., as rights agent and amended by Amendment No. 1 thereto dated as of March 15, 2012, between the Company and the Rights Agent (as amended, the “Rights Agreement”) to extend the term of the Rights Agreement.

The Rights Agreement, which was scheduled to expire on October 4, 2014, the third anniversary of the closing of the Company’s acquisition of Global Crossing Limited, is in place to deter acquisitions of Company common stock par value $.01 per share (“Common Stock”) that would potentially limit the Company’s ability to use its built-in losses and any resulting net loss carryforwards (“NOLs”) to reduce potential future federal income tax obligations.  In general terms, the rights issued under the Rights Agreement impose a significant penalty to any person, together with its Affiliates, that acquires more than 4.9% of the Common Stock.

Pursuant to the Rights Plan Amendment, effective July 21, 2014, Section 7(a) of the Rights Agreement was amended and restated to modify the expiration provisions of the Rights Agreement.  The Rights (as defined in the Rights Agreement) issuable under the Rights Agreement, as amended by the Rights Plan Amendment, will expire, at or prior to the earliest of (i) the day following the third anniversary of the closing of the “Merger” pursuant to the Merger Agreement or the date of the termination of the Merger Agreement (the “Final Expiration Date”); provided that in no event shall the Final Expiration Date be prior to October 4, 2014, the time at which the Rights are exchanged, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Company’s board of directors determines that the NOLs are utilized in all material respects or that an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the closing of the transactions contemplated by the Merger Agreement if approval of the Rights Agreement as amended by the Rights Plan Amendment by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock has not been obtained prior to such date, or (vii) a determination by the Company’s board of directors, prior to the Distribution Date as defined in the Rights Agreement, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

The summary of the terms of the Rights Plan Amendment is qualified in its entirety by reference to the Rights Plan Amendment filed as Exhibit 10.1 to this Current Report and incorporated by reference as if set forth in full.

Amendment to the Standstill Agreement

In connection with the expected closing of the Merger Agreement, the Company and Southeastern Asset Management, Inc., a Tennessee corporation (“Southeastern”), entered into an amendment (the “Standstill Amendment”) to that certain Standstill Agreement, between the Company and Southeastern, as amended by Amendment No. 1 dated as of March 15, 2012 (such standstill agreement, as amended by Amendment No. 1 thereto, the “Standstill Agreement”).

The Standstill Agreement provides for, among other things, limitations until February 18, 2015 (the “Standstill Period”), on Southeastern’s ability to (i) acquire additional shares of Common Stock, (ii) enter arrangements, understandings or agreements that would cause a “change of control” (as defined in the indentures, supplemental indentures or credit agreements, as the case may be, relating to any indebtedness for borrowed money of the Company or any of its subsidiaries) or an “ownership change” (within the meaning in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder)  for the Company, (iii) form, join or participate in a Group (as defined by the SEC’s rules) in connection with the foregoing, and (iv) transfer shares of Common Stock in certain negotiated transactions.  Southeastern beneficially owns shares of common stock of tw telecom, which will be converted into 0.7 shares of Common Stock of the Company and the right to receive $10 in cash in connection with the transactions contemplated by the Merger Agreement.  Effective upon the earlier of the consummation of the Merger contemplated by the Merger Agreement and the last day of the Standstill Period, the Standstill Amendment will increase the maximum number of shares of Common Stock that Southeastern is permitted to beneficially own during the term of the Standstill Agreement to up to 66,780,000 shares from 49,840,000 shares.

In addition, Southeastern represented to the Company in the Standstill Amendment that after giving effect to the mergers contemplated by the Merger Agreement, none of the Common Stock held by Southeastern or any fund or account which Southeastern manages or advises (the “Southeastern Investors”) is treated for purposes of Section 382 of the Code, as owned, either actually or by reason of the attribution and constructive ownership rules applicable under Section 382 of the Code, by a “5 percent shareholder” as such term is defined in Section 382 of the Code.  Southeastern further represented to the Company that (i) the Southeastern Investors do not have any formal or informal understanding among themselves, or with Southeastern, to make “coordinated acquisitions” of Common Stock, and therefore are not treated as a single “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations and (ii) the investment decision of each Southeastern Investor to acquire shares of Common Stock is not based on the investment decision of one or more of the other Southeastern Investors to acquire shares of Common Stock.

Southeastern also agreed that during the period beginning on the earlier of (i) completion of the mergers contemplated by the Merger Agreement and (ii) the expiration of the Standstill Period and ending on the third anniversary of the completion of the mergers contemplated by the Merger Agreement: (a) the Schedule 13Gs that Southeastern may file in the future with respect to Common Stock will reflect that the Southeastern Investors are not a “group” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and (b) Southeastern shall in no event make any acquisition of Common Stock for its own account or on behalf of any Southeastern Investor if it or such Southeastern Investor is on the date of such purchase or would become, as a result of such purchase, a “5-percent shareholder” of the Company within the meaning of Section 382 of the Code.”

The summary of the terms of the Standstill Amendment is qualified in its entirety by reference to the Standstill Amendment filed as Exhibit 10.2 to this Current Report and incorporated by reference as if set forth in full.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

10.1                        Amendment No. 2 to the Rights Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent.

10.2                        Amendment No. 2 to the Standstill Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Southeastern Asset Management Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President and Assistant
General Counsel

Date:  July 22, 2014

Exhibit Index

Exhibit	Description

10.1	Amendment No. 2 to the Rights Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent.

10.2	Amendment No. 2 to the Standstill Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Southeastern Asset Management Inc.